Exhibit  32


CERTIFICATION  UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Patriot Transportation Holding, Inc.

February 6, 2013                      PATRIOT TRANSPORTATION HOLDING, INC.



                                           THOMPSON S. BAKER II
                                           Thompson S. Baker II
                                           President and Chief Executive
                                           Officer


                                           JOHN D. MILTON, JR.
                                           John D. Milton, Jr.
                                           Executive Vice President,
                                           Treasurer, Secretary and
                                           Chief Financial Officer


                                           JOHN D. KLOPFENSTEIN
                                           John D. Klopfenstein
                                           Controller and Chief
                                           Accounting Officer


A signed original of this written statement required by Section 906 has been provided to Patriot Transportation Holding, Inc. and will be retained by Patriot Transportation Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer's Quarterly report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.